As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-259180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Healthcare Triangle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7373	84-3559776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

(925) 270-4812

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Suresh Venkatachari

Chief Executive Officer

Healthcare Triangle, Inc.

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

(925) 270-4812

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq.	Joseph M. Lucosky, Esq.
Jeffrey P. Wofford, Esq.	Steven A. Lipstein, Esq.
Carmel, Milazzo & Feil LLP	Lucosky Brookman LLP
55 West 39th Street, 18th Floor	101 Wood Avenue South
New York, New York 10018	Woodbridge, New Jersey 08830
Telephone: (212) 658-0458	Telephone: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-259180) is filed solely to amend Exhibit 5.1 thereto. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 5.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Pleasanton, California on October 8, 2021.

HEALTHCARE TRIANGLE, INC.

By:	/s/ Suresh Venkatachari
Suresh Venkatachari
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/Suresh Venkatachari	Chief Executive Officer and Chairman	October 8, 2021
Suresh Venkatachari	(Principal Executive Officer)

/s/Thyagarajan Ramachandran	Chief Financial Officer	October 8, 2021
Thyagarajan Ramachandran	(Principal Financial Officer and Principal Accounting Officer)

/s/Lakshmanan Kannappan	Director	October 8, 2021
Lakshmanan Kannappan

/s/Shibu Kizhakevilayil	Director	October 8, 2021
Shibu Kizhakevilayil

/s/Vivek Prakash	Director	October 8, 2021
Vivek Prakash

/Brendan Gallagher	Director	October 8, 2021
Brendan Gallagher

/s/April Bjornstad	Director	October 8, 2021
April Bjornstad

/s/John Leo	Director	October 8, 2021
John Leo

/s/Dave Rosa	Director	October 8, 2021
Dave Rosa

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
3.3*	Amendment to Certificate of Incorporation of the Registrant
3.4*	Series A Preferred Stock Certificate of Designation
3.5*	Series A Preferred Stock Amended and Restated Certificate of Designations
4.1*	Form of Underwriter Warrant (included in Exhibit 1.1)
5.1	Opinion of Counsel to Registrant
10.1*	Asset Transfer Agreement, dated January 1, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.2*	Equity Purchase Agreement, dated May 8, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.3*	Form of Common Stock Securities Purchase Agreement
10.4*	Form of 10% Convertible Promissory Note issued pursuant to the Securities Purchase Agreement
10.5*	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement
10.6*	The Registrant’s 2020 Stock Incentive Plan
10.7*	Form of Grant
10.8*	Master Services Agreement dated January 1, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.9*	Shared Services Agreement dated January 1, 2020 between the Registrant and SecureKloud Technologies, Inc.
10.10*	Rental Sublease Agreement dated January 4, 2020 between SecureKloud Technologies, Inc. and the Registrant
10.11*	Offer letter dated January 1, 2020 between the Registrant and Sudish Mogli
10.12*	Offer letter dated January 1, 2020 between the Registrant and Anand Kumar
10.13*	Employment Agreement dated July 12, 2021 between the Registrant and Suresh Venkatachari
10.14*	IT Master Services Agreement effective as of May 1, 2017 between F. Hoffmann-La Roche Ltd and the Registrant
10.15**	Form of Statement of Work under Master Services Agreement between F. Hoffmann-La Roche Ltd and the Registrant
10.16*	Form of Common Stock Purchase Warrant to be issued to the Placement Agent for the Note and Warrant Private Offering
10.17*	Leak-Out Agreement dated September 27, 2021 between Alchemy Advisor, LLC and the Registrant
10.18*	Leak-Out Agreement dated September 27, 2021 between Target Capital, LLC and the Registrant
10.19*	Consulting Agreement dated December 18, 2020, Between the Registrant and Alchemy Advisors LLC
21.1*	List of Subsidiaries of the Registrant
23.1*	Consent of Ram Associates, CPAS
23.2*	Consent of Counsel to Registrant (included in Exhibit 5.1)

* Previously Filed

** Previously filed and portions have been redacted.

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